UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2015 (May 5, 2015)

CAPITALA FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

4201 Congress St., Suite 360

Charlotte, NC 28209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (704) 376-5502

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Capitala Finance Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 5, 2015 and submitted three matters to the vote of the shareholders. A summary of the matters voted upon by shareholders is set forth below.

1. Shareholders elected two nominees for directors, who will each serve for a three-year term to expire at the 2018 Annual Meeting of Shareholders based on the following votes:

Name	For	Withheld	Broker Non-Votes
M. Hunt Broyhill	6,070,718	198,383	1,563,676
Larry W. Carroll	6,120,929	148,172	1,563,676

2. Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 based on the following votes:

For	Against	Abstain	Broker Non-Votes
7,801,370	16,660	12,746	2,001

3. Shareholders approved a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its Board of Directors and compliance with the conditions set forth in the proxy statement pertaining thereto (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering) based on the following votes:

	For	Against	Abstain	Broker Non-Votes
With Affiliates	5,648,408	518,556	102,129	1,563,686
% of Voted*	72.1%	6.6%	1.3%	20.0%
Without Affiliates	4,460,129	518,556	102,129	1,563,686
% of Voted*	67.1%	7.8%	1.5%	23.5%

* For purposes of this proposal, the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company was required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended, defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is the less.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2015	CAPITALA FINANCE CORP.

	By:	/s/ Stephen A. Arnall
Stephen A. Arnall
Chief Financial Officer